Exhibit 23.7

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Global Preferred Holdings, Inc.:

We consent to the use of our report dated March 14, 2003, with respect to the consolidated statements of income, stockholders’ equity and comprehensive income and cash flows of Global Preferred Holdings, Inc. and subsidiaries for the year ended December 31, 2002, incorporated herein by reference and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Atlanta, Georgia

April 4, 2005